UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Immunomedics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 10, 2017, Immunomedics, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K containing a press release (the “Press Release”) announcing that the Company has postponed the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) previously scheduled for February 16, 2017. As stated in the Current Report on Form 8-K and the Press Release, the 2016 Annual Meeting has been postponed to March 3, 2017 at 10:00 a.m. Eastern Time and will be held at the Executive Offices of Immunomedics, Inc., located at 300 The American Road, Morris Plains, New Jersey 07950. The record date of January 24, 2017 has not changed. The Press Release is provided below. The Company intends to file with the SEC a supplement to its definitive proxy statement in connection with the postponement of the 2016 Annual Meeting.

IMMUNOMEDICS ANNOUNCES POSTPONEMENT OF
2016 ANNUAL MEETING

New Meeting Date Provides Time for Modified “Go-Shop” Period Negotiated in

Global Licensing Agreement of IMMU-132 with Seattle Genetics to Have Expired or Otherwise Been Completed and Allows Stockholders to Carefully Consider the Significant Value Created by the Licensing Transaction

Immunomedics to File Proxy Statement Supplement Providing Additional Details About the Agreement Which Provides for Potential Payments up to Approximately $2 Billion, Plus Royalties

Encourages Stockholders to Consider this Transformative Transaction in the Context of Management Proposal to Increase the Number of Authorized Shares of Immunomedics’ Capital Stock

Morris Plains, N.J., February 10, 2017 – Immunomedics, Inc. (NASDAQ: IMMU) (“Immunomedics” or “the Company”) today announced it has postponed the Company’s 2016 Annual Meeting of Stockholders previously scheduled for February 16, 2017. The Annual Meeting has been postponed to March 3, 2017 at 10:00 a.m. Eastern Time and will be held at the Executive Offices of Immunomedics, Inc., located at 300 The American Road, Morris Plains, New Jersey 07950. The record date of January 24, 2017 has not changed.

As announced in a separate press release today, Immunomedics has entered into an exclusive global licensing agreement with Seattle Genetics, Inc. (NASDAQ: SGEN) an innovative global biotechnology company, in a transaction with potential payments of up to $2 billion, plus double-digit tiered royalties on global net sales. In addition, the agreement provides that Immunomedics will have the right to continue negotiating with a select number of parties during a modified “go-shop” period. The agreement also provides that Seattle Genetics will make up to a $57 million equity investment for up to 9.9% stake in Immunomedics via an immediate purchase of common stock and a three-year warrant, if exercised. Seattle Genetics will not be eligible to vote its equity stake in Immunomedics at the upcoming 2016 Annual Meeting. Under the agreement, Seattle Genetics will develop, fund, manufacture and commercialize IMMU-132, Immunomedics’ proprietary solid tumor therapy candidate.

The Immunomedics Board of Directors believes that before voting at the Company’s 2016 Annual Meeting, it is important that the modified “go-shop” period have completed and that stockholders have the opportunity to carefully consider the significant value created by this transformative transaction with Seattle Genetics, which is the result of a comprehensive process run by the Board and management together with its financial advisor, Greenhill & Co. In addition, the Board believes that it is particularly important for stockholders to consider the full details of the transaction with Seattle Genetics because they will be asked to vote on a proposal to increase the authorized share capital of the Company. If approved by stockholders, the increase in authorized shares would allow Immunomedics to issue and sell approximately 8.6 million shares of common stock to Seattle Genetics as contemplated under the warrant.

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The Company will file a proxy statement supplement providing additional details concerning the transaction with Seattle Genetics.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Email: immu@mackenziepartners.com

DLA Piper LLP (US) and Vinson & Elkins L.L.P. are serving as legal advisors and Greenhill & Co. is serving as financial advisor to Immunomedics.

About Immunomedics

Immunomedics (the “Company”) is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Immunomedics’ advanced proprietary technologies allow the Company to create humanized antibodies that can be used either alone in unlabeled or “naked” form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, Immunomedics has built a pipeline of eight clinical-stage product candidates. Immunomedics’ portfolio of investigational products includes antibody-drug conjugates (ADCs) that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxic effects that are usually found with conventional administration of these chemotherapeutic agents. Immunomedics’ most advanced ADCs are sacituzumab govitecan (IMMU-132) and labetuzumab govitecan (IMMU-130), which are in Phase 2 trials for a number of solid tumors and metastatic colorectal cancer, respectively. IMMU-132 has received Breakthrough Therapy Designation from the FDA for the treatment of patients with triple-negative breast cancer who have failed at least two prior therapies for metastatic disease. Immunomedics has a research collaboration with Bayer to study epratuzumab as a thorium-227-labeled antibody. Immunomedics has other ongoing collaborations in oncology with independent cancer study groups. The IntreALL Inter-European study group is conducting a large, randomized Phase 3 trial combining epratuzumab with chemotherapy in children with relapsed acute lymphoblastic leukemia at clinical sites in Australia, Europe, and Israel. Immunomedics also has a number of other product candidates that target solid tumors and hematologic malignancies, as well as other diseases, in various stages of clinical and preclinical development. These include combination therapies involving its antibody-drug conjugates, bispecific antibodies targeting cancers and infectious diseases as T-cell redirecting immunotherapies, as well as bispecific antibodies for next-generation cancer and autoimmune disease therapies, created using its patented DOCK-AND-LOCK® protein conjugation technology. The Company believes that its portfolio of intellectual property, which includes approximately 301 active patents in the United States and more than 400 foreign patents, protects its product candidates and technologies. For additional information on the Company, please visit its website at www.immunomedics.com. The information on its website does not, however, form a part of this press release.

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Important Additional Information

Immunomedics, Inc. (the “Company”), its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.immunomedics.com, by writing to Immunomedics, Inc. at 300 The American Road, Morris Plains, New Jersey 07950, or by calling the Company’s proxy solicitor, or by calling Dr. Chau Cheng, Senior Director, Investor Relations & Corporate Secretary, (973) 605-8200, extension 123.

Forward-Looking Statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements (including the timing and amount of contingent payments under the licensing and development agreement with Seattle Genetics), forecasts of future operating results, potential collaborations, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Dr. Chau Cheng

Senior Director, Investor Relations & Corporate Secretary

(973) 605-8200, extension 123

ccheng@immunomedics.com

Media

Dan Katcher / Ed Trissel / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investors

Dan Burch/Bob Marese

MacKenzie Partners, Inc.

(212) 929-5500

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